QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF MARITIME STRATEGIES INTERNATIONAL LTD.

        We hereby consent to the inclusion of our report and the reference to our firm under the headings "The International Tanker Industry," "Industry and Market Data" and "Experts" and in the Registration Statement on Form F-1 and related prospectus of Double Hull Tankers, Inc. (the "Company") relating to the secondary offering of common stock of the Company by Overseas Shipholding Group, Inc. and certain of its affiliates.

Dated: July 28, 2006

MARITIME STRATEGIES INTERNATIONAL LTD.,
by	/s/ DANIEL JESSEL

QuickLinks

CONSENT OF MARITIME STRATEGIES INTERNATIONAL LTD.